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                                                                    Exhibit 23.6


                      CONSENT OF SALMON SMITH BARNEY INC.

We hereby consent to the use of our name and to the description of our opinion letter, dated the date of the Joint Proxy Statement/Prospectus referred to below, under the caption "Opinion of PECO Energy's Financial Advisors" in, and to the inclusion of such opinion letter as Annex C to, the Joint Proxy Statement/Prospectus of PECO Energy Company and Unicom Corporation, which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Exelon Corporation. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the terms "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                      SALMON SMITH BARNEY INC.



                                      By:  /s/ Anthony R. Whittemore
                                           ------------------------------

New York, New York